                                                                   EXHIBIT 10.16

                    [LETTERHEAD OF CANADIAN WESTERN TRUST]

May 26, 1999


Soho Enterprises Ltd.
302, 1132 Hamilton Street
Vancouver, B.C.
V6B 2S2

Attention: Ms. Juliet Jones
---------------------------

Dear Sirs:

               RE:    Loan Reference 100 2378
                      310 West Fourth Avenue, Vancouver, B.C.
               ----------------------------------------------

Further to your discussions with Mario Furlan, we are pleased to advise that a renewal of your mortgage loan agreement has been approved. Our credit committee has approved a renewal for a further term of two (2) years, under the following terms and conditions:

     Principal amount to be renewed:                   $933,839.15

     New interest adjustment date:                     May 1, 1999

     New first payment date:                           June 1, 1999

     New maturity date:                                May 1, 2001

     New interest rate:                                7.200% per annum

     Amortization period:                              17 years

     New monthly payment:                              $7,892.00
     (Principal & Interest)

and subject to our receiving:

     1.   Your cheque in the amount of $1,868.00 in payment of our renewal fee.

All other provisions of your mortgage loan agreement are continued during the renewal term and remain unchanged. There is no privilege for repayment in full during the renewal term.


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                    [Letterhead of Canadian Western Trust]

Page 2
May 26, 1999


The date of the making of this mortgage for all purposes is deemed to be May 1, 1999.

We have adjusted the amount of your pre-authorized account withdrawal and commencing June 1, 1999 we will be automatically withdrawing the amount of your new monthly payment from your bank account on the first business day of each month.

Attached is an amortization schedule which reflects these renewal terms.

We reserve the right to draw an extension and/or modification document for your acknowledgement and to have it filed in the appropriate Land Title Office at your expense, should it ever in the future be deemed necessary.

Would you please signify your acceptance of these terms and conditions by signing and returning the COPY of this letter enclosed for this purpose,
                          ----
together with the above noted items by June 4, 1999, failing which these terms may be subject to change.

Yours truly,

/s/ C. Spence
C. Spence
Manager, Mortgage Administration

E. & O. E.

We accept the terms and conditions of extension as offered above, dated this
      day of          , 1999.


/s/ William Douglas Cameron White
_____________________________________________
SOHO ENTERPRISES LTD. (as mortgagor)


/s/ Juliet Jones
_____________________________________________
THE VIDATRON GROUP INC. (as guarantor)


/s/ Timothy Roy Gamble
_____________________________________________
TIMOTHY ROY GAMBLE (as guarantor)


/s/ William Douglas Cameron White
_____________________________________________
WILLIAM DOUGLAS CAMERON WHITE (as guarantor)

                    [Letterhead for Canadian Western Trust]
                    ---------------------------------------
               CANADIAN WESTERN TRUST - MORTGAGE ACCOUNTS SYSTEM
                         SAMPLE AMORTIZATION SCHEDULE

                                                Mortgage Loan:        933,839.15
                                                Amort. Period:          17 Years
                                                Interest Rate:             7.200
                                                 Payment Freq:           Monthly
                                                         Term:           2 Years

PAYMENT         DUE DATE         PAYMENT        PRINCIPAL        INTEREST        BALANCE
-------         --------         -------        ---------        --------        -------
    1           Jun 1/1999       7,892.00       2,371.21         5,520.79        931,467.94
    2           Jul 1/1999       7,892.00       2,385.23         5,506.77        929,082.71
    3           Aug 1/1999       7,892.00       2,399.33         5,492.67        926,683.38
    4           Sep 1/1999       7,892.00       2,413.51         5,478.49        924,269.87
    5           Oct 1/1999       7,892.00       2,427.78         5,464.22        921,842.09
    6           Nov 1/1999       7,892.00       2,442.13         5,449.87        919,399.96
    7           Dec 1/1999       7,892.00       2,456.57         5,435.43        916,943.39
    8           Jan 1/2000       7,892.00       2,471.09         5,420.91        914,472.30
    9           Feb 1/2000       7,892.00       2,485.70         5,406.30        911,986.60
   10           Mar 1/2000       7,892.00       2,500.40         5,391.60        909,486.20
   11           Apr 1/2000       7,892.00       2,515.18         5,376.82        906,971.02
   12           May 1/2000       7,892.00       2,530.05         5,361.95        904,440.97
   13           Jun 1/2000       7,892.00       2,545.01         5,346.99        901,895.96
   14           Jul 1/2000       7,892.00       2,560.05         5,331.95        899,335.91
   15           Aug 1/2000       7,892.00       2,575.19         5,316.81        896,760.72
   16           Sep 1/2000       7,892.00       2,590.41         5,301.59        894,170.31
   17           Oct 1/2000       7,892.00       2,605.73         5,286.27        891,564.58
   18           Nov 1/2000       7,892.00       2,621.13         5,270.87        888,943.45
   19           Dec 1/2000       7,892.00       2,636.63         5,255.37        886,306.82
   20           Jan 1/2001       7,892.00       2,652.22         5,239.78        883,654.60
   21           Feb 1/2001       7,892.00       2,667.90         5,224.10        880,986.70
   22           Mar 1/2001       7,892.00       2,683.67         5,208.33        878,303.03
   23           Apr 1/2001       7,892.00       2,699.53         5,192.47        875,603.50
   24           May 1/2001       7.892.00       2,715.49         5,176.51        872,888.01
                               ----------      ---------       ----------        ----------
TOTAL                          189,408.00      60,951.14       128,456.86        872,888.01
                               ==========      =========       ==========        ==========